EXHIBIT 99.1

TF Financial Corporation Announces New Stock Repurchase Program

NEWTOWN, Pa., Oct. 25, 2007 (PRIME NEWSWIRE) -- TF Financial Corporation (Nasdaq:THRD) today announced that its Board of Directors had approved a new stock repurchase plan covering up to 200,000 shares, or approximately 7%, of the Company's outstanding common stock. The repurchased shares will become treasury stock and be available for the Company's stock benefit plans and general corporate purposes. The repurchases will be made from time to time in open-market purchases or privately negotiated transactions, subject to the availability of shares.

TF Financial Corporation is a holding company whose principal subsidiary is Third Federal Bank, which operates 15 full service retail and commercial banking offices in Philadelphia and Bucks County, Pennsylvania and in Mercer County, New Jersey. In addition, the Bank's website can be found at www.thirdfedbank.com. Statements contained in this news release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by TF Financial Corporation with the Securities and Exchange Commission from time to time. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.

CONTACT:  TF Financial Corporation
          Dennis R. Stewart, EVP/CFO
          (215) 579-4000